                                                                     EXHIBIT 2.2
                                                                     -----------

                             CERTIFICATE OF MERGER

                                      OF

                         OM/SA ACQUISITION CORPORATION
                           (a Delaware corporation)

                                     INTO

                               FUTURETENSE, INC.
                           (a Delaware corporation)



     FutureTense, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("FutureTense"), does hereby certify:

     FIRST:  That the name and state of incorporation of each of the constituent
     -----
corporations of the merger is as follows:

          Name                               State of Incorporation
          ----                               ----------------------

          OM/SA Acquisition Corporation      Delaware
          FutureTense, Inc.                  Delaware

     SECOND: That an Agreement and Plan of Merger between the parties to the
     ------
merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Subsection (c) of Section 251 of the General Corporation Law of the State of Delaware (the "Delaware Law").

     THIRD:  That the name of the surviving corporation of the merger (the
     -----
"Surviving Corporation") is FutureTense, Inc.

     FOURTH: That this Certificate of Merger shall be effective upon the filing
     ------
of this Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

     FIFTH: That the Certificate of Incorporation of FutureTense, which will
     -----
survive the merger, shall be the Certificate of Incorporation of the surviving corporation. The By-laws of the Surviving Corporation from and after the Effective Time shall be the By-laws of OM/SA Acquisition Corporation, except that the name of the corporation set forth in the By-laws shall be changed to the name of the Surviving Corporation, continuing until thereafter amended in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by the Delaware Law. The officers and directors of the Surviving Corporation shall be the officers and directors of OM/SA Acquisition Corporation immediately prior to the Effective Time.

     SIXTH: That the executed Agreement and Plan of Merger is on file at the
     -----
principal place of business of the surviving corporation. The address of said principal place of business is 43 Nagog Park, Acton, Massachusetts 01720.

     SEVENTH: That a copy of the Agreement and Plan of Merger will be furnished
     -------
by the surviving corporation upon request and without cost to any stockholder of any constituent corporation.

     IN WITNESS WHEREOF, FutureTense, Inc. has caused this Certificate of Merger to be executed by its President and attested by its Secretary this 15th day of October, 1999.


                                    FutureTense, Inc.
                                    (a Delaware corporation)


                                    By:   /s/ Ronald J. Matros
                                        ----------------------------------
                                          Ronald J. Matros
                                          President and
                                          Chief Executive Officer

ATTEST:

/s/ B.C. Krishna
------------------
B.C. Krishna
Secretary

                                      -3-